UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2008

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 15, 2008 the Company filed a Current Report Form 8-K, in which the Company announced the departure of Mr. Gregory as the Company's President and Chief Executive Officer.

On January 24, 2008, Kraton Polymers LLC (the "Company") entered into a Separation Agreement with George B. Gregory effective as of February 1, 2008.

The terms of the separation agreement with Mr. Gregory provide, among other things, a payment of 1.5 times his current annual base salary, payment of which shall be in installments through 2008 and completed in January 2009, and continued medical benefits through August 1, 2009. In addition, Mr. Gregory will be entitled to receive his entire special bonus of $600,000. In addition, the Company agreed to repurchase certain of Mr. Gregory's vested equity-based rights. Mr. Gregory will forfeit all unvested options and other equity-based awards unless certain events occur, and will otherwise be subject to customary confidentiality, non-competition, non-solicitation and non-disparagement obligations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

January 29, 2008	By:	Richard A. Ott

Name: Richard A. Ott
Title: Vice President, Global Human Resources and Communications